THIS AGREEMENT is made on  January 2000

BETWEEN:

(1) AUTHORISZOR HOLDINGS LIMITED (Company No. 3873915) whose registered office is at Windsor House, Cornwall Road, Harrogate HG1 2PW ("Authoriszor");

(2) WRDC LIMITED (Company No. 2945379) whose registered office is at First Floor, Ebor Court, Westgate, Leeds LS1 4ND (the "Company");

(3) THOSE PERSONS whose names and addresses and shareholdings in the Company are set out in Schedule 7 ("Shareholders"); and

(4) AUTHORISZOR INC. a public company registered under the laws of the state of Delaware whose principle executive offices are situated at 3201 Preston Road, Suite 6000, Dallas Texas, 75225 (the "Guarantor").

RECITALS:

(A) The Company is a private limited company incorporated in England and Wales on 4 July 1994. It has prior to the passing of the Resolutions an authorised share capital of <25,000 divided into:

o      1,125,000 "A" Ordinary Shares of 1 penny each;

o      1,125,000 "B" Ordinary Shares of 1 penny each; and

o      250,000 non-voting "C" Ordinary Shares of 1 penny each;

(B) Of the authorised share capital, all "A" Ordinary Shares and all "B" Ordinary Shares are issued and fully paid and held by Garcia Hanson and Brian Edmondson respectively. No non-voting "C" Ordinary Shares are in issue, but options have been granted to employees of the Company in respect of 132,500 non-voting "C" Ordinary Shares.

(C) Following Completion the Shareholders and Authoriszor have agreed to co-operate in the management of the Business through the Company as provided in, and in accordance with, this Agreement.

(D) The Guarantor has agreed to guarantee the obligations of Authoriszor under the terms of this Agreement.

IT IS HEREBY AGREED as follows:
1.       DEFINITIONS

1.1 In this Agreement and the Recitals and the Schedules the following terms shall have the following meanings:

         "Additional Disclosure Letter" means a letter and its annexures dated and delivered in accordance with the provisions of Clause 6.2 or
         Schedule 10 and addressed from the Shareholders to Authoriszor;

         "the Agreed Form" in relation to any document, that document initialled for the purposes of identification by or on behalf of the parties hereto;

         "A" Ordinary Shares" the "A" ordinary shares of 1 penny each in the capital of the Company;

         "the Articles of Association" the new Articles of Association of the Company to be adopted pursuant to the Resolutions in the Agreed Form annexed hereto and marked "A";

         "AL" Authoriszor Limited, Company Number 3302620;

         "AL Loan Variation" the variation of the Initial Loan in the Agreed form;

         "Authoriszor's Solicitors" Hammond Suddards of 2 Park Lane, Leeds LS3 1ES;

         "the Board" the board of directors of the Company from time to time;

         ""B" Ordinary Shares" the "B" ordinary shares of 1 penny each in the capital of the Company;

         "Business" means the business of communication consultants and related business;

         "Business Plan" the business plan relating to the strategy and business of the Company in the Agreed Form;

         "Business Day" means a day (other than Saturday or Sunday) when the clearing banks are open for business in the City of London;

         ""C" Option Shares" means the options over "C" Ordinary Shares pursuant to the WRDC Limited No. 1 Share Option Scheme;

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         ""C" Ordinary  Shares" means the  non-voting  "C" Ordinary  Shares of 1 penny each in the capital of the Company;

         "Completion" the completion of this Agreement by the parties in accordance with Clause 2;

         "Completion Date" the date of Completion;

         "Control" or "Controlled" shall be determined by reference to the provisions of Section 416 TA 1988 and a "Change of Control" when applied to any party shall be deemed to have occurred if any person or persons who Control such party at the date of execution of this Agreement (or the date such party becomes bound by the terms of this Agreement (if later)) subsequently cease to Control it or if any person or persons subsequently acquire Control of it;

         ""D" Director" means the director of the Company for the time being appointed or deemed to have been appointed pursuant to Clause 4.1 or the Articles of Association by Authoriszor as holder of the "D" Ordinary Shares;

         ""D" Ordinary Shares" the "D Ordinary Shares of 1 penny each in the capital of the Company;

         "Disclosure Letter" means the letter and its annexures dated with today's date delivered immediately before the execution of this Agreement and addressed from the Shareholders to Authoriszor;

         "Deed of Covenant" a deed in the agreed form;

         "Deed of Undertaking" a deed in the form set out in Schedule 6;

         "Fundraising" means the private placing currently being undertaken by the Guarantor through its brokers Beeson Gregory;

         "the General Undertakings" the undertakings set out in Schedule 1;

         "Initial Loan" the initial loan of <100,000 made by AL to the Company on 14 December 1999;

         "Issued Share Capital" shall mean the entire issued share capital of the Company;

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         "Last  Accounts"  means the audited  balance sheet of the Company as at the Last Accounts Date and the audited profit and loss account of the Company up to the Last Accounts Date and the auditor's and directors' report and notes thereon;

         "Last Accounts Date" 31 July 1999;

         "Letter  of  Representation"  means  the  letter in the form set out in
         Schedule 11 with such amendments or changes that may be required at the time of issue of such letter under the rules of NASDAQ or US law (including federal and state securities laws);

         "the Loan Agreement" the loan agreement to be made between Authoriszor and the Company in the Agreed Form;

         "NPBT" the net operating profit on ordinary activities of the Company before interest and taxation, calculated in accordance with the accounting conventions, policies, principles, methods and practices adopted or applied by the Company and otherwise in accordance with the generally accepted accounting principles of the UK, in respect of the last financial year ended prior to the Option Period for which "NPBT" is required to be calculated, based upon the Company's audited financial statement for such financial year;

         "Option" the options exercisable by Authoriszor under the provisions of Clause 9;

         "Option Period" shall mean the periods during which Authoriszor is entitled to exercise an Option in accordance with Clause 9, PROVIDED THAT in the event that the audited accounts for the last financial period ended prior to any specified Option Period in Clause 9, are not furnished to the Authoriszor within 3 months of the end of such financial period, then such specified Option Period shall not commence until the day following the date on which such audited accounts are furnished to Authoriszor, and shall be deemed to end, 2 months thereafter.

         "Option Shares" shall have the meaning set out in Clause 9;

         "Price" shall have the meaning set out in Clause 9.3;

         "Relevant Share Capital" shall mean the entire issued share capital of the Company plus those "C" Ordinary Shares that have not been issued but over which options have been granted for the time being;

         "the Resolutions" the written resolutions of the Company to be passed at or before Completion in the form set out in Schedule 2;

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         "the Revenue" the turnover of the Company calculated in accordance with the accounting conventions, policies, principles, methods and practices adopted or applied by the Company and otherwise in accordance with generally accepted accounting principles of the UK, in respect of the last financial year ended prior to the Option Period for which "Revenue" is required to be calculated based upon the Company's audited financial statement for such financial year;

         "Security Interest" means any mortgage, charge assignment or assignation by way of security, guarantee, indemnity, debenture, hypothecation, pledge, declaration of trust, lien, right of set off or combination of accounts, or any security interest whatsoever, howsoever created or arising; "the Service Agreements" the new service agreements to be entered into between the Company and each of Garcia Hanson, Brian Edmondson and Marc Bray in the Agreed Form;

         "Shares" shares in the share capital of the Company;

         "Subscription" means the subscription for 840,000 "D" Ordinary Shares to be made by Authoriszor on Completion pursuant to the terms of this Agreement.

         "Shareholders Solicitors" means Shulmans 21 York Place, Leeds, LS1 2EX;

         "Subsidiary" and "Holding Company" have the meanings ascribed thereto by Section 736 Companies Act 1985;

         "Taxation" means all forms of taxation, charge, duty, impost withholding, deduction, rate, levy and governmental charge (whether national or local) in the nature of the tax (including without limitation, national insurance and other similar contributions, stamp duty and stamp duty reserve tax) whatsoever and whenever created, enacted or imposed, and whether of the United Kingdom or elsewhere, and any amount payable to any taxation authority or any other person as a result of any enactment relating to any taxation authority or any other person as a result of any enactment relating to taxation, together with all fines, penalties, interest, costs, charges, surcharges and expenses connected therewith and "Tax" shall be construed accordingly; and

         "TA 1988" the Income and Corporation Taxes Act 1988.

         "Warranties" shall mean the Warranties set out in Schedule 4, save where the provisions of Clause 9.5 apply, when Schedule 4 shall be deemed to be varied or supplemented as set out in Schedule 10.

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1.2      References to the parties hereto include their respective successors in title, assignees, estates and legal personal representatives.

1.3 References to the singular shall include a reference to the plural and vice versa unless the context otherwise requires.

1.4 References to Recitals, Clauses, Sub-Clauses and Schedules shall be to recitals and schedules to and clauses and sub-clauses of this Agreement.

1.5      References   to  statutes  or  statutory   provisions   and  orders  or
         regulations made thereunder include that statute provision order or regulation as amended, modified re-enacted or replaced from time to time before the date hereof and to any previous statute, statutory provision order or regulation amended modified re-enacted or replaced by such statute provision order or regulation.

1.6  The clause headings shall not affect the construction of this Agreement.

2.       CONDITIONS PRECEDENT, SUBSCRIPTION AND COMPLETION

2.1 Subject to the terms and conditions of this Agreement, Authoriszor shall make the Subscription on Completion.

2.2 The Shareholders hereby waive all rights of pre-emption (if any) that they may have now or at Completion over the Shares the subject of the Subscription to which they may be entitled under the Articles of Association of the Company or otherwise.

2.3 The Shareholders and Company agree that any sums due to the Company pursuant to the Subscription shall be paid by Authoriszor to the Shareholders' Solicitors whose receipt shall constitute a full discharge of Authoriszor's obligations to make any such payment.

2.4      Completion of the Subscription is conditional upon:

         (a)      completion of the Fundraising; and

         (b)      subject  to the  terms of the  Disclosure  Letter  each of the
                  Warranties   being  true  and   accurate  to  the   reasonable
                  satisfaction of Authoriszor as at Completion.

2.5 Authoriszor shall use all reasonable endeavours to ensure that the condition at Clause 2.4(a) above is satisfied by the date specified in Clause 2.8.

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2.6  Authoriszor   shall  promptly  give  notice  to  the  Shareholders  of  the satisfaction of the condition in Clause 2.4(a) within 2 Business Days of becoming aware of such satisfaction.

2.7      if:

         (a) the condition set out in Clause 2.4(a) has not been satisfied or waived by Authoriszor in writing; and

         (b) the condition set out in Clause 2.4(b) has not been waived by Authoriszor in writing;

         on or before 30 April 2000 this Agreement shall cease to have effect as from such date and no party shall have any further or other obligation to the other save in respect of any antecedent breach and for the avoidance of doubt the provisions of Clause 6.3 shall apply.

2.8 Subject to the relevant satisfaction or waiver (as referred to in clause 2.7) of the conditions set out in Clause 2.4 and the provisions of Clause 6, Completion shall take place at the office of the Authoriszor's Solicitors on 30 April 2000 or on such earlier date (being not more than 5 Business Days after this Agreement shall have ceased to be conditional under Clause 2.4) as Authoriszor may specify in writing to the Shareholders when each of the events set out in Clause 2.9 shall occur.

2.9      At Completion:

         (a) the Shareholders shall procure that there shall be duly convened and held a meeting of the board of Directors of the Company to transact and unanimously resolve upon the business, set out in Schedule 5 and shall procure the passing of the resolutions set out in Schedule 2;

         (b) Authoriszor shall deliver or cause to be delivered to the Company an application for the allotment to Authoriszor of 840,000 "D" Ordinary Shares duly signed on behalf of Authoriszor together with a bankers draft (or such other form of payment as the Company may agree) in respect of the Subscription price for the "D" Ordinary Shares of <378,000;

         (c) the Company shall allot and issue the "D" Ordinary Shares to Authoriszor upon payment being received by the Company and the Company shall register Authoriszor as the holder of the "D" Shares, and shall prepare and deliver to Authoriszor share certificates in respect thereof;

         (d) the Company and Authoriszor shall execute the Loan Agreement and Authoriszor shall pay to the Company the sum of <122,000 being the amount of the first draw down under the Loan Agreement;

         (e) the Company and Garcia Hanson, Brian Edmondson and Marc Bray shall execute and exchange the Service Agreements;

         (f) Ian McNeill shall be appointed the "D" Director pursuant to the Articles of Association and on the terms set out in Clause 4;

         (g)      The Company and AL shall enter into the AL Loan Variation; and

         (h) Authoriszor and the Company shall execute the Deed of Covenant.

2.10 Following Completion the Company shall procure that all necessary documents and returns are duly completed and delivered to the Registrar of Companies in compliance with the Companies Act 1985.

2.11 In the event that Authoriszor confirms in writing that the condition set out in Clause 2.4(a) is satisfied and that it intends to confirm that the condition set out in Clause 2.4(b) will be waived on Completion then if any of the provisions of Clause 2.9 are not complied with in all respects as required by the Shareholders and the Company on the date of Completion, then Authoriszor shall be entitled in its absolute discretion:

         (a) to rescind this Agreement forthwith by notice in writing to the Shareholders; or

         (b) to effect Completion so far as is practicable having regard to the defaults which have occurred without prejudice to any other rights that Authoriszor may have against the Shareholders and the Company in respect of such breach; or

         (c) to specify a new date for Completion (being a Business Day not more than 5 Business Days after the agreed date for Completion pursuant to Clause 2.8 in which event the provisions of this Clause 2.11 (except for this Clause 2.11 (c) shall apply to Completion as so deferred.

2.12 In the event that Authoriszor confirms that the condition set out in Clause 2.4(a) is satisfied and that it has waived the condition set out in Clause 2.4(b), then if any of the provisions of Clause 2.9 which require an action by Authoriszor are not complied with in all respects as on the date of Completion, then the Shareholders and the Company shall be entitled in their absolute unanimous discretion:

         (a) to rescind this Agreement forthwith by notice in writing to Authoriszor; or

         (b) to effect Completion so far as is practicable having regard to the defaults which have occurred without prejudice to any other rights they may have against Authoriszor in respect of such breach; or

         (c) to specify a new date for Completion (being a Business Day not more than 5 business days after the agreed date for Completion pursuant to Clause 2.8 in which event the provisions of this Clause 2.12 (except for this Clause 2.12(c)) shall apply to Completion as so deferred.

3.       CONTINUING AND FURTHER OBLIGATIONS

3.1 Each of the undertakings given by the parties hereto pursuant to this Agreement shall continue in full force and effect notwith- standing Completion.

3.2      Subject to the provisions of Clause 3.4:

         (a) the Company undertakes to Authoriszor and the Shareholders in the terms of the General Undertakings and to comply so far as is lawful with the terms of the General Undertakings;

         (b) the Shareholders undertake to Authoriszor and Authoriszor undertakes to the Shareholders to exercise any powers that they may have as shareholders and to vote in person or by proxy their respective Shares in favour of any resolutions proposed in general meetings necessary to give effect to the General Undertakings and not to vote their respective Shares against any resolution proposed in general meeting which would to its knowledge either directly or indirectly give rise to a breach of the General Undertakings; and

         (c) the Shareholders and Authoriszor undertake to each other to procure that the Directors appointed by them in their capacity as a director of the Company shall do all acts within their power to procure compliance by the Company with the General Undertakings PROVIDED THAT nothing in this Clause 3.2((c)) will impose an obligation to procure that any Director acts or omits to act in a way which would be in excess of or in breach of his duties (including his overriding duty to act in the best interests of the Company) as a director of the company or which would be unlawful.

3.3 If the Company fails to comply with its obligations under sub clause 3.2((a)) to supply information to Authoriszor or the Shareholders (as the case may be) under the General Undertakings, and continues to fail to comply 14 days following a written request from

     Authoriszor or the Shareholders (as the case may be) Authoriszor or the Shareholders (as the case may be) shall be entitled to instruct a firm of chartered accountants to prepare and submit to Authoriszor or the Shareholders (as the case may be) and to the Company (at the cost of the Company) such information as should have been supplied to Authoriszor or the Shareholders (as the case may be) under the General Undertakings and such other financial information concerning the Company (and any subsidiaries) as Authoriszor or the Shareholders (as the case may be) shall require and the Company shall (and shall procure that each subsidiary shall) give such accountants access to its premises and financial records and all the assistance which such accountants may request for this purpose.

3.4

(a) the Company shall only be entitled to act in breach of its obligations pursuant to Clause 3.2((a)) with respect to paragraph 1 of Schedule 1 with the written consent of Authoriszor and the Shareholders;

(b) the Shareholders and Authoriszor agree that on an annual basis, they shall review, update or renew the Business Plan. The Shareholders and Authoriszor agree that they will negotiate and discuss such matters in good faith and that neither the Shareholders nor Authoriszor nor the "D" Director may unreasonably withhold their respective consents to amend, vary or update the Business Plan. The Shareholders agree that it will be reasonable for Authoriszor to object to any amendment, variation or update of the Business Plan if such amendment, variation or update would set the projected growth in turnover of the Company at less than 50% and the increase net profits at less than 5%. Authoriszor agrees that it will be reasonable for either Shareholder to object to any amendment, variation or update of the Business Plan if such amendment variation or update would set the projected growth in turnover of the Company at more than 50% and the projected increase in net profits at more than 5%.

3.5 The Company and each of the Shareholders and Authoriszor hereby undertake to each other:

         (a) to exercise their respective powers and votes (including such powers and votes as may be vested in any nominee) to ensure that:

                  (i) the terms of this Agreement and the Articles of Association are complied with;

                  (ii) all meetings of the Board and the Company shall be quorate;

                  (iii) generally to endeavour to promote the Company's business and its interests;

         (b) to execute any further documents, take all steps, exercise all voting rights and other powers of control available to them in relation to the Company or otherwise and generally to take any other such action and do all other things as are required of them (including without limitation amending the Articles of Association) at any time to give full force and effect to the provisions of this Agreement.

3.6 Save as herein expressly provided, in the case of any conflict between the terms of this Agreement and the provisions of the Articles of Association of the Company or of any subsidiary of the Company, the terms of this Agreement shall prevail on all the parties to this Agreement. Authoriszor and each Shareholder agree that they will, if so requested by the others procure to the extent of their respective rights to vote as a shareholder of the Company any necessary amendment to the Articles of Association or the articles of association of any subsidiary of the Company (as the case may be) so as to remove such conflict.

3.7      The Shareholders and Authoriszor agree that:

(a) whilst he remains an employee and/or director of the Company, Garcia Hanson will be entitled to perform the duties of Managing Director of the Company and have full responsibility for all operational matters;

(b) they will use reasonable endeavours to procure that agreements are entered into between the Company and AL to deal with:

                  (i) AL providing technology, products and technical support to the Company, and

                  (ii) the Company providing implementation support and other services to the Authoriszor Inc and its subsidiaries,

                  in each case on agreed commercial terms.

3.8 Authoriszor hereby agrees that the terms of this Agreement are not intended to restrict the management of the Company in the ordinary course and Authoriszor acknowledges that the intention is for the Company to continue to operate as an independent company wherever possible.

4.       THE BOARD OF DIRECTORS

4.1 Subject to clause 4.2 Authoriszor shall have the right to appoint a maximum of one director of the Company (the "D" Director) and of such of its subsidiaries as it may specify from time to time and to remove from office any such person so appointed and to appoint another in his place. Any such appointment or removal shall be in writing, served on the Company and signed by Authoriszor. The first "D" Director shall be Ian McNeill.

4.2 When Authoriszor wishes to appoint a replacement for Ian McNeill, it shall supply the Shareholders with the name (and any other details which the Shareholders may reasonably request) of the proposed new "D" Director (the "Proposed Director"). The Shareholders shall be entitled to reject up to three Proposed Directors on the first appointment after Ian McNeill and following that be entitled to reject one Proposed Director on each occasion of a new appointment of a new "D" Director Authoriszor shall not be entitled to put forward as a Proposed Director any person who has been previously rejected by the Shareholders unless the Shareholders otherwise agree. The performance of the "D" Director shall be reviewed at annual intervals (the first review to take place on the first anniversary of the date of this Agreement) by the Shareholders and if the Shareholders are not reasonably satisfied with the performance of the "D" Director, then the Shareholders shall be entitled to remove the "D" Director (without the consent of Authoriszor) and Authoriszor undertakes to procure the removal of the "D" Director in which event Authoriszor shall be entitled to appoint another in his place in accordance with the provisions of this Clause 4.

4.3 The Company shall not remove or purport to remove any "D" Director of the Company without the prior written consent of Authoriszor (except in accordance with the provisions of Clause 4.2).

4.4 The "D" Director shall be entitled to report back to Authoriszor such information as may be necessary for Authoriszor to monitor its investment in the Company. The "D" Director shall be entitled to be paid a reasonable directors fee as set out in the Business Plan and reasonable expenses by the Company commensurate with the time spent and services provided by him.

5.       UNDERTAKINGS

5.1 In further consideration of the agreement of Authoriszor, the Guarantor and the Company to enter into this Agreement and the Deeds of Covenant (as appropriate), each of Garcia Hanson and Brian Edmondson hereby undertakes to Authoriszor, the Guarantor and the Company that he shall not at any time during the period up to the date on which he ceases to be beneficially interested in any Shares of the Company or two years following the date on which he ceases to be an employee of the Company (whichever is earlier), do or permit any of the following without the prior written consent of Authoriszor:

         (a) either solely or jointly or on behalf of any person directly or indirectly carry on or be engaged or interested in any business competing with the business of the Company;

         (b) solicit the custom of any person who is or has been at any time during the period set out above, a customer of the Company for the purpose of offering to such customer goods or services similar to or competing with those of the Company;

         (c) solicit or entice away or endeavour to solicit or entice away any Director or employee of the Company;

         (d) cause or permit any person directly or indirectly under its control to do any of the foregoing acts or things; or

         (e) at any time (not withstanding the time limitations set out above) divulge to any third party whatsoever (save to the extent required by law or any regulatory requirement) or use, take away, conceal, destroy or retain for his own or another's advantage or to the detriment of the Company any of the trade secrets, accounts, financial or trading information or other confidential information which he may receive or obtain in relation to the businesses, finances, dealings or affairs of the Company including any information regarding the products, processes or the customers, suppliers or agents of the Company and including any papers or records howsoever recorded (whether in writing or print or by photographic, electrical, magnetic, symbolic or other means).

5.2 The undertakings in Clause 5.1 (a) to (d) shall not apply if Garcia Hanson or Brian Edmondson (as the case may be) is removed as an employee without good cause. For the purposes of this Clause 5.2 the term "good cause" shall mean either (a) voluntary termination by the employee in circumstances other than which the employee successfully claims constructive dismissal or (b) lawful termination by the Company of the relevant Service Agreement by reason of a breach of the relevant Service Agreement on the part of the employee;

5.3 In further consideration of the agreement of the Company, Authoriszor and the Shareholders to enter into this Agreement, Authoriszor and the Guarantor hereby jointly and severally undertake with the Company and separately with each of the Shareholders that it shall not at any time whilst it is beneficially interested in any shares of the Company do or permit any of the following without the prior written consent of the Shareholders;

(a) (and it shall procure that no member of its group shall) solicit or entice away or endeavour to solicit or entice away any director or employee of the Company involved in management or technical matters or sales; or

(b) at any time (not withstanding the time limitations set out above) (and it shall procure that no member of its group shall) divulge to any third party whatsoever (save to the extent required by law or any regulatory requirement) or use, take away, conceal, destroy or retain for his own or another's advantage or to the detriment of the Company any of the trade secrets, accounts, financial or trading information or other confidential information which it may receive or obtain in relation to the businesses, finances, dealings or affairs of the Company including any information regarding the products, processes or the customers, suppliers or agents of the Company and including any papers or records howsoever recorded (whether in writing or print or by photographic, electrical, magnetic, symbolic or other means) or to use such information to solicit the custom of any person who is or has been at any time during the term of this Agreement a customer of the Company for the purpose of offering to such customer goods or services similar to or competing with those of the Company.

5.4 Nothing contained in Clauses 5.1(a) to (e) (inclusive) or Clauses 5.3(a) and (b) (inclusive) shall prevent Garcia Hanson or Brian Edmondson or Authoriszor (or any member of its group) from being the holder or beneficial owner of any class of securities in any company if such class of securities is listed on a recognised stock exchange, and he (together with his spouse and any issue) neither holds nor is beneficially interested in more than a total of 3 per cent of any single class of the securities in that company.

5.5 Each of the undertakings contained in each of Clauses 5.1(a) to (e) (inclusive) and Clause 5.3(a) and (b) shall be, and is, a separate undertaking by each of Brian Edmondson, Garcia Hanson and Authoriszor and shall be enforceable by the Company, Authoriszor or the Shareholders (as the case may be) separately and independently of the right of the Company or Authoriszor (as the case may be) to enforce any one or more of the other covenants contained in Clause 5 and in the event that any of such undertakings shall be found to be void but would be valid if some part thereof were deleted then such undertaking shall apply with such deletion as may be necessary to make it valid and effective.

6.       WARRANTIES

6.1 Subject to matters disclosed in the Disclosure Letter, the Shareholders warrant to Authoriszor in the terms set out in Schedule 4 at the date of this Agreement and acknowledge that Authoriszor has entered into this Agreement in reliance on the Warranties contained in Schedule 4. The provisions of Schedule 9 shall apply to the Warranties.

6.2 Subject to matters disclosed in the Disclosure Letter or any Additional Disclosure Letter (which shall, if deemed appropriate by the Shareholders, inter alia, set out those Warranties which cannot be given at Completion by the Shareholders due to there being a material breach of such Warranties) the Warranties in the terms of Schedule 4 shall be repeated by the Shareholders to Authoriszor at Completion save that reference in Schedule 4 to the Disclosure Letter shall be a reference to both the Disclosure Letter and any such Additional Disclosure Letter. Without prejudice to the generality of the foregoing the Shareholders may in the Additional Disclosure Letter update or amend matters contained in the Disclosure Letter. The provisions of Schedule 9 shall apply to the Warranties to be given at Completion.

6.3 The Shareholders shall procure that any matters arising or notified to them or the Company after the date of this Agreement but prior to Completion which may reasonably constitute a breach of the Warranties are notified to Authoriszor, by way of issue of an Additional Disclosure Letter. If on Completion the Shareholders are unable to give the Warranties in the same terms as the Warranties given on the date of this Agreement, subject to the same disclosures made in the Disclosure Letter, only, Authoriszor shall be entitled to terminate this Agreement forthwith by notice in writing to the Shareholders PROVIDED THAT Authoriszor shall not be entitled to claim damages or other compensation from the Shareholders (whether in contract tort or otherwise) in relation to the rescission of this Agreement for any reason or in relation to any matter against which disclosure has been made in the Additional Disclosure Letter or where the Shareholders indicate that a Warranty can no longer be given in the Additional Disclosure Letter.

6.4 The Shareholders hereby undertake to Authoriszor that they will not and will procure that the Company will not intentionally take any action or knowingly ornit to do any act which is reasonably likely to result in a breach of the Warranties at Completion insofar as such matters are within the knowledge and control of the Shareholders.

6.5 Where any Warranty is qualified by the words "so far as the Shareholders are actually aware" then this shall be a reference to the actual knowledge of the Shareholders at the time of giving the Warranty without imputing the knowledge of any other person to the Shareholders and the Shareholders shall not be deemed to have made any enquiries whatsoever or taken any steps to ensure accuracy (without prejudice to any enquiries actually made or steps actually taken).

6.6      Where  any   Warranty  is  qualified  by  the  words  "so  far  as  the
         Shareholders are aware", then this shall be a reference to the knowledge the Shareholders, having been deemed to have made due and careful enquiry into the subject matter of such Warranty of the officers, legal advisors and auditors of the Company

7.       BREACH BY SHAREHOLDERS

7.1      A breach by Shareholders shall be deemed to have occurred:

         (a) in the event that any Shareholder shall exercise any right that he may have as a shareholder or director of the Company in a manner that would result in a breach by the Shareholder of the provision of Schedule 1; or

         (b) if any Shareholder shall knowingly commit any substantial breach of this Agreement and fail to remedy such breach within 30 days of the service of a notice from Authoriszor requesting the same to be remedied (such notice to give adequate particulars of the alleged breach) or if the breach is one which requires more than 30 days to remedy, has not commenced. the remedying thereof within 30 days and thereafter not diligently made efforts to complete such rectification.

7.2 In the event of the occurrence of a breach by a Shareholder in accordance with Clause 7.1 then (without prejudice to any of the remedies that Authoriszor may have under law, or equity or pursuant hereto): (a) then in relation only to that Shareholder, Authoriszor shall be entitled to exercise its Option in accordance with

                  Clause 9.1 within 28 days of such breach, whether or not this exercise falls with the Option Periods set out in Clause 9.3; and

         (b) prior to any such exercise of its Option, Authoriszor shall notify each of the other Shareholders of its intention to exercise the Option under this Clause 7 and the relevant financial year for which the Price shall be calculated shall be the last complete financial year ended prior to the exercise of the Option; and

         (c) in all other material respects, the provisions of Clause 9 shall apply in full to the exercise of Options pursuant to this Clause 7, and in so far as clause 9.15 is concerned if the exercise of the Option under this Clause 7 would have the effect of giving Authoriszor a 50% interest or more in the Relevant Share Capital, then the Shareholder who is not in breach of this Agreement shall be entitled to require Authoriszor to purchase his shares ("the Relevant Shares") at the same time as acquiring the defaulting Shareholder's shares and on the same terms and conditions as those applying to the defaulting Shareholder; and

         (d) if the Shareholder who is not in breach of this Agreement serves notice on Authoriszor within 28 days of exercise of the Option referred to in clause 7.2(a) Authoriszor shall become bound to complete the purchase of the Relevant Shares in accordance with the relevant provisions of Clause 9 adapted accordingly.

7.3 In the event that Authoriszor is entitled to and exercises its Option in accordance with Clause 7.2 above, prior to I November 2001, it is hereby agreed that the Price per Option Share shall be calculated as:

         1.25 x Revenue
         ----------------------
         Relevant Share Capital
         based on the Revenue as evidenced in the most recent audited accounts for a full financial year of the Company as are available at that time.

7.4 In the event of an Event of Default by Authoriszor or the Guarantor in accordance with the provisions of Clause 12 then (without prejudice to any of the remedies the Shareholders mayhave under law, equity or pursuant hereto) the Shareholders shall have an option to acquire all the Shares held by Authoriszor on like terms to those set out in Clauses 7.2 and 7.3 above in favour of Authoriszor, and Clauses. 7.2 and 7.3 and the Price per Option Share shall be interpreted and construed accordingly.

8.       STAFF

8.1 The Company shall recruit and employ such staff as the Board shall from time to time consider necessary for the proper conduct of the Business in accordance with the Business Plan.

9.       OPTION ARRANGEMENTS

9.1 Subject to clauses 9.14 9.15 and 12 Authoriszor shall have the Option to require the Shareholders to sell any or all of the Shares not already owned by Authoriszor and owned by them ("Option Shares") at the Price (as hereinafter provided) per Option Share, and on the exercise of any such Option, the Shareholders shall be bound to sell, with full title guarantee (free from any liens, charges or encumbrances), and the Authoriszor shall be bound to complete the purchase of the relevant Option Shares on payment of the Price in accordance with the terms of this Agreement.

9.2 Subject to clauses 9.14 9.15 and 12 an Option can only be exercised by notice in writing by Authoriszor in the form similar to that set out in
         Schedule 8 served on the Shareholders during an Option Period, and all Options will lapse and cease to have any further effect as set out below. An Option Notice once served may not be withdrawn without the written consent of the Company and the Shareholders, save where Authoriszor determines that it does not wish to proceed to complete the exercise of the relevant Options by reason of the contents of
         anyAdditional Disclosure Letter served on Authoriszor by the Shareholders after Completion.

9.3 Subject to Clause 9.4 below, the Price per Option Share shall be calculated as follows:


Financial Year                  Option Period*                    Price (per Option Share)

(1) Period to 31 July           None                              (a) None
     2000

(2) period to 31 July           1/11/2001 to 31/12/2001           1.25 x Revenue
    2001                                                          --------------
                                                                  Relevant Share Capital

(3) period to 31 July           1/11/2002 to 31/12/2002           (0.75 x Revenue) + (2.5 x NPBT
    2002                                                          ------------------------------
                                                                  Relevant Share Capital

(4) period to 31 July           1/11/2003 to 31/12/2003           (0.5 x Revenue) + (5 x NPBT
    2003                                                          ---------------------------
                                                                  Relevant Share Capital

(5) period to 31 July           1/11/2004 to 31/12/2004           10 x NPBT
    2004                                                          -----------------------
                                                                  Relevant Share Capital

(6) period to 31 July           None - Option lapses              None
     2005



* See definition of Option Periodfor the possible extension of these periods and Clause 7 in respect of the exercise of Options on breach.

9.4 If Completion takes place after 29 February 2000, the Price (per Option Share), in relation to the Option Period of I November 2001 to 31 December 2001 (including any possible extension of that period) as set out in the table at Clause 9.3 only, it shall be calculated as follows:

                  1.25 x Revenue
                  ----------------------
                  Relevant Share Capital

                  plus

                  1.25 x Revenue x N
                  ---------------------------
                  Relevant Share Capital x 80

                  Where "N" is the number of full calendar weeks, or part thereof, that elapse between29 February 2000 and the actual date of Completion.

9.5 The completion of the exercise of an Option shall take place at the offices of Authoriszor's Solicitors within 10 business days of final determination of the Price in accordance with Clauses 9.6 to 9.9 below when the events set out below shall occur:

(a) the Shareholders holding Option Shares shall deliver to Authoriszor's' Solicitors certificates in respect of the Option Shares and duly completed and executed transfers of the Option Shares in favour of the Authoriszor or as it directs and Letters of Representation executed by each of them;

(b) Authoriszor shall pay or procure the payment of the Price multiplied by the number of Option shares in accordance with Clause 10 below; and

(c) if the exercise of an Option has the effect of giving Authoriszor a 50% interest or more in the Relevant Share Capital, then the Shareholders the subject of the Option shall (subject to the provisions of Schedule 10) warrant to Authorizsor in the terms set out in Schedule 4, as at the date of completion of such Option, and acknowledge that Authorizsor will exercise such Option in reliance on the Warranties.

9.6 The Company and Shareholders shall procure, that within 30 days of the date of the service of the Option Notice the Company will prepare and deliver to Authoriszor a draft statement setting out the Price calculated by reference to the Option Period in respect of which the Option Notice has been given and detailed working papers showing how the Price has been calculated by the Company's accountants for the tune being to ensure that the Price has been calculated in accordance with the terms of this Agreement.

9.7 Within 30 days of receipt by Authoriszor of the draft statement of Price, Authoriszor will inform the Shareholders in writing whether or not it agrees or disagrees with such statement and, if it disagrees, shall specify in writing the matters on which he disagrees. If Authoriszor confirms in writing that it accepts the draft statement of Price, or if it fails to inform the Shareholders within 30 days of receipt whether or not it accepts that the draft statement of Price, such draft statement shall be deemed to show the correct Price.

9.8 If Authoriszor informs the Shareholder, in accordance with Clause 9.7, that it does not agree the draft Statement of Price, Authoriszor and the Shareholders will hold discussions in good faith with a view to agreeing the statement of Price. If such agreement is reached, and is confirmed in writing by the parties, it shall be final and binding on the parties.

9.9 The Company and Authoriszor and the Shareholders shall severally procure that all records, working papers, and other information as may be reasonably required for the purposes of this Clause 9 by the Company's accountants (or the independent accountant referred to in Clause 9. 10 below) for the time being shall be made available on request and shall generally render all reasonable assistance necessary for the preparation of the statement of Price and the resolution of any dispute in relation to the same.

9.10 Any dispute about the Price which remains unresolved 45 days after receipt by Authoriszor of the draft statement of Price shall, at the request of either Authoriszor or the Shareholder, be referred to a firm of chartered accountants nominated jointly by the Shareholders and Authorizsor or, failing such nomination, within 14 days after request by either of them, by the President for the time being of the Institute of Chartered Accountants in England and Wales.Such independent firm shall act as experts and not as arbitrators and its decisions shall (in the absence of manifest error) be final and binding on the parties. In relation to this Clause 9. 10 the fees of such independent firm shall be payable by the Shareholders and Authorizsor in such proportions as such firm determines or (failing such determination) in equal shares.

9.11 The Shareholders undertake to Authoriszor that until the lapse of all possible Options, in order to preserve the rights of Authoriszor hereunder, there does not currently exist, nor will they create or permit to subsist any Security Interest over their respective Shares.

9.12 Notwithstanding and without prejudice to the provisions of the remainder of this Agreement, the parties acknowledge that because they wish to have flexibility to manage and develop the Business in the future it is not practical in defining Revenue and NPBT to cater adequately for each event that may occur which would or might adversely affect the Revenue or NPBT and therefore the Price payable upon the exercise of the Option. Accordingly, the parties have set out below certain overriding principles in relation to the promotion and development of the Business that the parties shall take account solely for the purposes of the calculation of Revenue or NPBT and any appropriate adjustments thereto resulting from any failure by either party to observe the following overriding principles:

(a) the Business shall not be affected by any transaction or arrangement to the extent not a bona fide commercial transaction or arrangement on arms length terms;

(b) neither party shall do anything with the intention of adversely affecting the value of Revenue or NPBT at any relevant time; and

(c) it is the intention of the Authoriszor and the Shareholders to promote and develop the Business

9.13 The parties shall exercise all voting and other rights available to them to ensure the implementation of the preceding provisions of this Clause and that any provisions contained in the Articles of Association of the Company restricting transfers of shares (including without limit the provisions of article 8) shall be waived or suspended to allow such sales and purchases to proceed as provided above and the parties shall procure the registration of any transfer of any shares in the Company pursuant to this Agreement accordingly.

9.14 If Authoriszor wishes to exercise an Option then it shall be obliged to exercise its Option for an equal number of "A" Ordinary Shares as "B" Ordinary Shares and vice versa and Authoriszor shall treat such shares the same in relation to the split of the price between cash and shares as provided in clause 10.2 below

9.15 If the exercise of an Option will have the effect of giving Authorizsor a 50% interest or more in the Issued Share Capital, then it shall be a condition precedent of Authon'szor exercising its Option that Authoriszor shall exercise the Option in relation to all the issued shares in the capital of the Company not then held by Authoriszor (and not part only) and in addition acquire from all persons holding 'C' Share Option and/or 'C' Ordinary Shares the entire unexercised 'C' Share Options and 'C' Ordinary Shares that are in issue on the terms of the Deed of Covenant

10.      PRICE

10.1 On Completion of an Option, Authoriszor shall procure the payment of the Price multiplied by the number of Option Shares to the relevant Shareholders who are selling Option Shares. The price shall be payable in pounds sterling or such other currency then adopted by the government of England.

10.2 At the sole discretion of Authoriszor, Authoriszor may satisfy up to a maximum of 40% of the Price by way of procuring the issue and allotment of such numbers of fully paid shares of common stock (excluding fractions but rounded up to the nearest share) in Authoriszor Inc ("Consideration Shares") , its parent company as shall have a value (ascertained by reference to Clause 10.2(a)) nearest to but not less than that sum to the relevant Shareholders as part satisfaction of consideration payable to such relevant Shareholders subject to the provisions of this Clause 10. All payments of Price made by Authoriszor in cash shall be paid to the Shareholders by way of telegraphic transfer or bankers draft. In addition:

(a) for the purposes of Clause 10.2 the value of each of the Consideration Shares shall be the average of the daily closing prices for the five (5) consecutive days ending five (5) trading days before the date on which the relevant Option is due to be completed in accordance with the provisions of Clause 9.5 (as adjusted for any split, combination or reclassification that took effect during such five (5) trading day period so as to not prejudice the position of the Shareholders). The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices, in either case on the principal national securities exchange or NASDAQ on which the Consideration Shares are listed or admitted to trading, or if not listed or admitted to trading.

(b) the consideration shares to be issued pursuant to Clause 10.2 shall rank pari passu in all respects with the common stock of Authoriszor Inc. already in issue and listed at the relevant time and so far as regards any dividend on such stock declared or paid by reference to a record date falling on or after the date of their registration 'in the register of members of Authoriszor Inc shall rank as if they had been issued (fully paid) on and from the commencement of the period in respect of which such dividend is declared or paid;

(c) it shall be a condition of the satisfaction of part of the Price by Consideration Shares that the Consideration Shares shall be listed on NASDAQ or listed on such other recognised and publicly quoted market in North America or Europe of equivalent or better standing; and

(d) the conversion between United States Dollars to the pounds sterling or the currency then adopted by the government of England shall be calculated by reference to the average exchange rate for such currencies specified in the Financial Times of England on the last business day immediately prior to the date on which the relevant Option is exercised.

11.      DIVIDEND AND DISTRIBUTION POLICY

11.1 The Shareholders shall procure that the Company's profit available for distribution in respect of each financial year during the term of this Agreement shall be distributed by the Company to the Shareholders and Authoriszor by way of dividend in accordance with the Business Plan.

12.      EVENT OF DEFAULT

12.1 Notwithstanding any other provisions of this Agreement, the rights of Authoriszor under Clause 9 shall irrevocably lapse if Authoriszor and/or the Guarantor becomes subject of an Event of Default and this provision shall be in addition to and without prejudice to any other rights and remedies which the Company and/or the Shareholders may have

12.2     For the purposes of this Clause Event of Default means;

(a) a material breach the terms of this Agreement or of the Loan Agreement or the Deed of Covenant or the AL Loan Variation which Authoriszor and/or the Guarantor and/or AL fas to remedy within 30 days of the service of a notice from the Shareholders requesting the same to be remedied (such notice to give adequate particulars of the alleged breach) and without prejudice to the generality of the foregoing a failure on the part of Authoriszor and/or the Guarantor to honour any sum requested to be drawn down and required to be advanced to the Company under the terms of the Loan Agreement shall be deemed to be a material breach of the terms of the Loan Agreement;

(b) the cessation of the whole or a substantial part of Authoriszor's and/or the Guarantor business or an act whether of Authoriszor and/or the Guarantor or another person which by itself results in a formal step being taken for the receivership administration liquidation dissolution or other insolvency proceedings of or in respect of Authoriszor and/or the Guarantor or their assets;

(c) if either Authoriszor or the Guarantor files or is served with any petition for relief under the US Bankruptcy Code or any similar federal or state statute and such is not dismissed or stayed within 60 days of such filing or service;

(d) Authoriszor (or the relevant transferee under Clause 12.2 (d)) ceasing to be a member of the same group as the Guarantor;.

(e) The transfer by Authoriszor or any member of the same group as the Guarantor of any "D" Ordinary Shares to any entity outside the group of the Guarantor.

13. GUARANTOR

13.1 In consideration of the Shareholders and the Company entering into this Agreement at the request of the Guarantor and in consideration of the payment of f I to the Guarantor by each of the Shareholders and the Company (the receipt of which is hereby acknowledged by the Guarantor), the Guarantor covenants with the Shareholders and the Company;

         (a) to procure and guarantee the performance of Authoriszor of all obligations under this Agreement which are expressed to relate to Authoriszor and of all obligations under any agreement ("Ancillary Agreement") entered into by Authoriszor pursuant to this Agreement (which shall include without limitation the Loan Agreement); and

         (b) to guarantee to the Shareholders and the Company the due payment by Authoriszor of any monies due the Shareholders and/or the Company under the terms of this Agreement or under any Ancillary Agreement and this shall be a continuing guarantee until all monies due are paid.

13.2 The liability of the Guarantor shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of or granting of time or other indulgence to Authoriszor or any third party or any act, event or ornission which but for this Clause would operate to impair or discharge the liability of such party under this Clause.

14.      ASSIGNMENT

14.1 This Agreement shall be binding upon and shall enure for the benefit of each party's personal representatives and successors in title (as the case may be) but shall not be assignable save as provided in this Clause 14.

14.2 Except as provided in Clause 12.2 (d), when the Options shall lapse each of the Shareholders and Authoriszor may assign the benefit of this Agreement to any person to whom they transfer any Shares in the Company pursuant to the Articles of Association, in which case such transferee shall execute a deed of adherence substantially in the form set out in
         Schedule 3 and subject to executing such deed of adherence, such assignee shall be entitled, and shall be assumed to have, all the benefits and obligations of this Agreement which would have been conferred it if it had been a Shareholder or Authoriszor (as the case may be) at the date hereof and thereafter all references to the Shareholders in this Agreement shall be read and construed as including such person as if it had been an original party hereto.

14.3 All deeds of adherence executed pursuant to Clause 14.2 shall be executed by the Company for itself and as attorney for all those persons who are then parties. Such parties hereby (or, as the case may be, by executing the relevant deed of adherence) appoint the Company as such attorney.

14.4 If any Shareholder or Authoriszor ceases to hold Shares or ceases to be the beneficial owner of shares in the Company, then subject to the provisions of Clause 14.2, it shall cease to have the benefit of this Agreement and shall have no liability or obligations hereunder other than any liability accrued at the date he ceases to hold any Shares or ceases to be the beneficial owner of any Shares or in respect of obligations hereunder expressed to survive any termination of this Agreement including, but not limited to, those under Clause 5 hereof.

14.5 The Company and the Shareholders and Authoriszor undertake to each other that they will procure to the extent of their respective rights (whether as directors or shareholders of the Company or otherwise) that:

(a) no person is registered as holder of any shares in the Company (whether upon transfer or transmission or by issue) except in accordance with the Articles of Association and this Agreement; and

(b) no person shall be so registered unless he enters into a deed of ad substantially the form set out in Schedule 3.

15.      NOTICES

         Where notice is to be given in writing to any party hereto it may be served by leaving it at the registered office or last known address of that party or by sending it by prepaid first class post or facsimile to the party's registered office or last known address within the United Kingdom supplied by the party to the other parties to this Agreement for the giving of notice to that party to the other or by airmail or facsimile to any address outside the United Kingdom supplied by that party for the giving of notice to that party. A properly addressed and prepaid notice sent by first class post or airmail (as the case may be) shall be deemed to have been served at an address within the United Kingdom at the expiry of two days after the notice is posted and served at an address outside the United Kingdom at the expiry of ten days from the date of posting by airmail. Where a notice is given by facsimile, service of the same shall be deemed to be effected upon receipt of telephone or other confirmation of its receipt. Any notice sent to the "D" Director must also be copied to Authoriszor at the same time.

16.      GENERAL

16.1 Failure by any party hereto at any time or times to require performance of any provision of this Agreement shall in no manner affect his or its right to enforce such provision at a later time. No waiver by any party hereto of any condition or the breach of any term, representation or warranty contained in this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or be deemed to be or construed as the breach of or a waiver of any other term, covenant, representation or warranty in this Agreement.

16.2 This Agreement shall be governed by and construed in accordance with English Law and all the parties hereto irrevocably submit to the non-exclusive jurisdiction of the English Courts as regards any claim, dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to it. The parties hereto agree that service of any writ, notice or other document for the purpose of any proceedings in such Court shall be duly served upon it if delivered or sent by registered post in the manner provided by Clause 15.

16.3 This Agreement may be entered into by each of the parties signing one or more counterparts which, taken together, shall constitute a complete agreement.

16.4 Except where the context otherwise requires, each of the restrictions contained in this Agreement shall be construed as independent of every other restriction and of every other provision of this Agreement to the intent that if any such restriction or the application of any such restriction to any person or to any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other restriction or provision of this Agreement or the application of such restriction to any other person or circumstance.

16.5 Nothing contained in this Agreement and no action taken by any party pursuant to this Agreement shall be deemed to constitute any party, a party to a partnership, association, joint venture or other entity. None of the parties hereto shall by virtue hereof have any authority to bind any other party hereto in any way except where expressly provided herein.

16.6 This Agreement (together with the documents executed pursuant to it) constitutes the entire agreement between the parties and supersedes and revokes any previous shareholder agreement between any of the Shareholders in relation to the Company.

16.7 Each Shareholders will at their own expense execute and do all such assurances, acts and things as Authoniszor may require for perfecting the title of Authoriszor (or its nominee) to the Option Shares owned by the particular Shareholder following the exercise of an Option.

16.8 The Shareholders hereby irrevocably by way of security for the performance of its obligation under Clause 9 of this Agreement (within the meaning of Section 4 of the Powers of Attorney Act 197 1) appoints Authoriszor and any person to whom Authoriszor delegates the exercise of the power of attorney conferred by this Clause jointly and also severally to be the attorney or attorneys of the Shareholders and in their name and on their behalf and as their act and deed to sign, seal, execute and deliver, all documents deeds and instruments, which may be required (or which the attorney reasonably considers necessary) for carrying out any obligation imposed on the Shareholders to execute any such documents, deeds or instruments pursuant to Clause 9 of this Agreement.

16.9 The Shareholders will ratify and confirm all transactions entered into and all things done by the attorney in the exercise or purported exercise of their powers.

AS WITNESS the hands of the parties or their duly authorised representatives on the date shown on the first page as a deed.

                                   SCHEDULE 1

                              General Undertakings

I .      The Company will:

1.1 comply with the restrictions imposed upon the Company by the Articles of Association;

1.2 develop the business of the Company in accordance with and within the scope of the Business Plan (as reviewed by the Board from time to time);

1.3 convene at least one Board Meeting per quarter (unless otherwise agreed by the Shareholders and Authoriszor);

1.4  furnish the Shareholders and Authoriszor with:

(a) monthly management accounts containing a balance sheet, profit and loss statement and cash flow statement together with a commentary on the period in question comparing the same with the current budget and the same period in the previous year together with a rolling forecast of profits and cash flow for the next 12 months, and such further management information which is customarily prepared by the Company on a monthly basis within twenty-one days of the end of each month; and

(b) audited accounts of the Company within four months of the end of each financial year; and

(c) not less than seven days notice of all meetings of the Board and the agendas for such meetings unless each of the directors agrees a shorter period ; and

(d) such further information as may from time to time be reasonably requested in writing by them as to all matters relating to the business, the financial position and the affairs of the Company and any information customarily required to run a business such as that of the Company, including, for the avoidance of doubt, copies of the register of members of the Company and full details of any share options granted or exercised;

1.5 not later than one calendar month before the end of each of its financial years adopt detailed operating budgets for the Company in respect of the next financial year of the Company PROVIDED THAT no such budgets shall be approved without the approval of the Shareholders and Authorizsor;

1.6 if requested in writing by Authoriszor, procure that the "D" Director is appointed director of any subsidiary for the time being of the Company; and

1.7 take action in respect of or enforce or comply with any provision of this Agreement for which the consent of any other party is necessary immediately upon receipt by the Company of that consent; and

2. The Company will not and the Shareholders and Authoriszor shall not (subject to paragraphs 4 and 5 below) consent or authorise without the prior written consent of Authoriszor or the "D" Director and the Shareholders and so far as is lawful:

2.1 create allot or issue any shares or other securities of the Company or grant any right to require the allotment or issue of any such shares or securities (other than the creation allotment or issue or the grant of any right to require the allotment or issue of any shares or securities pursuant to this Agreement) other than pursuant to and in accordance with the rules of the WRDC Limited No I Share Option Scheme;

2.2 increase, reduce, repay, redeem, subdivide, consolidate, reclassify, cancel or otherwise vary the authon'sed or issued Share capital of the Company or the rights attaching thereto or reduce the amount, if any, standing to the credit of the share prenuium account or capital redemption reserve other than pursuant to and in accordance with the rules of the WRDC Limited No. I Share Option Scheme;

2.3 permit the winding up of or the appointment of a receiver to the Company or any of its subsidiaries unless on the written advice of a Licensed Insolvency Practitioner for reasons of insolvency;

2.4 merge, sell, transfer, lease, licence or in any way dispose of all or a material part of its business, undertaking, property or other assets, including shares in any subsidiary (other than a disposal of stock-in-trade in the ordinary course of business) whether by a single transaction or a series of transactions, related or not;

2.5 make or permit any material alteration (including cessation) to the general nature of the business of the Company proposed to be carried on after the date hereof except for the reasons referred to in paragraph
         2.3 above;

2.6 enter into any contract or agreement for the acquisition of freehold or leasehold property;

2.7      create any subsidiaries of the Company

2.8 enter into any transaction, arrangement or agreement with or for the benefit of any director of the Company or any person connected with any such director within the meaning of Section 839 TA 1988;

2.9 incur any obligations in the nature of debt (including hire purchase, lease finance or other quasi borrowings) in excess of those proposed in the then current operating budget or give any guarantee or indemnity, other than in relation to the supply of goods in the normal course of business or as may be envisaged in the Business Plan;

2.10     create or issue any debenture, mortgage, charge or other security;

2.11     acquire any share capital or any loan capital of any other entity;

2.12 make any loans (other than intra-group, loans and credit given in the normal course of trading);

2.13 incur capital expenditure in excess of the operating budget referred to in the Business Plan or in paragraph 1.5 above (or any approved revision thereof) or increase employment benefits of any director;

2.14     enter into any contract or arrangement, which:

         (a)      is outside the ordinary course of business of the Company; or

         (b)      is otherwise than at arms length.

2.15     give notice of any resolution to purchase its own shares;

2.16 capitalise any undistributed profits (whether or not the same are available for distribution and including profits standing to any reserve) or any sums standing to the credit of the Company's share premium account or capital redemption reserve;

2.17 give notice of the passing of any elective resolution as defined and for any of the purposes set out in Section 379A of the Companies Act 1985;

2.18 instigate, settle or compromise any litigation or similar process involving an amount claimed in excess of(pound)25,000;

2.19 remove the auditors of the Company, change the year end of the Company or make any material change to any accounting policy or principle adopted or applied for the preparation of the audited or management accounts of the Company;

2.20 exercise any discretion of the Board in respect of the provisions of the Articles of Association relating to the transfer of shares;

2.21 until the Options have all lapsed, enter into any negotiations concerning:

(a) the sale of a material number of Shares in the capital of the Company or of any material part of the business undertaking or assets of the Company and its Subsidiaries taken as a whole; or

(b) the refinancing of the Company or the making of any approach or application or the submission of any business plan to any potential investor or financier with a view to attracting additional or substitute finance for the Company and its Subsidiaries; or

(c) the application for the admission of any of the Shares of the Company to dealings on any recognised investment exchange (as that term is used in the Financial Services Act 1986);

2.22 increase the number of directors of the Company beyond 6 or constitute a committee of the directors of the Company;

2.23 make any changes to, or adopt a new, Business Plan (subject to the provision of Clause 3.4(b) of this Agreement); and

2.24 not to permit any transfer of any "C" Ordinary Shares or any "C" Share Option in relation thereto to any person without the transferee entering into a deed of adherence in the form set out in the Deed of Covenant.

3. The Company will procure that each and every subsidiary of it shall give effect to each of the undertakings contained in paragraphs I and 2 above as if the undertakings contained therein had also been given individually by each of such subsidiaries and the name of each such subsidiary had appeared therein in substitution for "the Company" wherever it therein occurs.

4. In the event that the Company and/or the shareholders have given Authoriszor and the "D" Director notice of its/their wish or intent to carry out any of the activities set out in paragraph 2 above and neither Authoriszor nor the "D" Director has responded to any such notice within 30 days of receipt of such notice, then the Company and the Shareholders shall be entitled to carry out such activity as detailed in the notice without the prior written consent of Authoriszor or the "D" Director.

5. None of the restrictions set out in paragraph 2 above shall apply to the extent that such matter is expressly provided for or dealt with in the Business Plan.

                                   SCHEDULE 2

                                 The Resolutions

                             THE COMPANIES ACT 1985

                                  WRDC LIMITED

                             COMPANY NUMBER 2945379

                               WRITTEN RESOLUTION

                                 __________ 2000

We, the undersigned, being the holders of the entire issued share capital of the Company hereby pass the following resolutions as written resolutions of the Company pursuant to Section 381A of the Companies Act 1985 with effect as if the said resolutions of the Company had been passed as resolutions of the Company in general meeting.

                               WRITTEN RESOLUTIONS

1. That the authorised share capital of the Company be increased from L25,000 to 03,400 by the creation of 840,000 "D" ordinary shares of LO.01 each, having the rights set out in the new Articles of Association to be adopted by the Company today pursuant to resolution 2 below.

2. That the regulations contained the printed document annexed hereto be adopted as the new Articles of Association of the Company in substitution for and to the exclusion of all the existing articles of association and in substitution for all existing rights and privileges of the authorised share capital of the Company.



-------------------------
Garcia Hanson


-------------------------
Brian Edmondson


-------------------------
Dated

                                   SCHEDULE 3

                                Deed of Adherence

THIS DEED OF ADHERENCE is made on _____________199__

BETWEEN:

(1)  ___________ of ___________ ("the Covenantor"); and

(2) WRDC LIMITED (Registered in England No. 2945) ("the Company") for itself and as attorney for the other parties to the Agreement.

RECITAL

This Deed   is   supplemental    to   a   Shareholders'    Agreement   made   on
     ___________________ between _____________________("the Agreement")

THIS DEED WITNESSES as follows:

1. The Covenantor hereby confirms that it has been supplied with a copy of the Agreement and hereby covenants with each of the parties hereto to observe, perform and be bound by all the terms of the Agreement (other than Clause
     2) as if it were a party thereto or named therein as a Shareholder.

2. Each of the other parties hereto hereby covenants with the Covenantor that the Covenantor shall be entitled to the benefit of the terms of the Agreement (other than Clause 2) as if it were a party thereto and named therein as a Shareholder.

3. The Covenantor hereby appoints the Company to be its attorney for the purposes of clause [ 14.3] of the Agreement.

4. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this Deed has been executed by the Covenantor and the Company for itself and as attorney for the other parties to the Agreement and is intended to be and is hereby delivered on the date shown on the first page.

                                   SCHEDULE 4

                                 The Warranties

1.       CORPORATE

1.1  The information  relating to the Company  contained in the Recitals (A) and
     (B) to this Agreement is true and complete in all respects -

1.2      Save as set out in this paragraph

         (a) there are no agreements or arrangements in force, other than this Agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company; and

(b) there are no third party consents required by the Company to enter into or perform the obligations set out in this Agreement

Name                       Number of C' Share Options held
P Hughes                   50,000
M Bray                     50,000
A Dunford                   7,500
D Clarke                   12,500
G Waddington               12,500

1.3 Save for immaterial errors the register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

1.4 All returns, particulars, resolutions and documents required by any legislation to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct.

1.5 The Company has full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations on the Company and Shareholders which are enforceable in accordance with their respective terms.

1.6 The Company is validly incorporated as a private limited company under the Companies Act 1985.

1.7 No order has been made or petition presented, meeting convened or resolution passed for the winding up of the Company nor has any receiver been appointed or any distress, execution or other process been levied in respect of its business or the assets.

1.8 No composition in satisfaction of the debts of the Company or scheme of arrangement of its affairs or compromise or arrangement between it and either or both of its creditors or members or any class of either or both of its creditors or members has been proposed, sanctioned or approved.

1.9 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of the Company's Business or the assets.

1.10 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise over its business or assets or any of them or any charge created by it to become enforceable over the business or assets or any of them nor has any such crystallisation occurred nor is such enforcement in process.

2.       ACCOUNTS

2.1 The Last Accounts have been prepared in accordance with the historical cost convention, and the bases and policies of accounting adopted for the purpose of preparing the Last Accounts are the same as those adopted in preparing the audited accounts of the Company in respect of the last three preceding accounting periods apart from changes required to conform to current FRSs.

2.2      The Last Accounts:

         (a) give a true and fair view of the assets and liabilities of the Company at the Last Accounts Date and its profits or losses for the financial period ended on that date;

         (b)      comply with the requirements of the Companies Acts;

         (c) comply with all generally accepted United Kingdom accounting principles and practices whic were applicable at the relevant time to a United Kingdom company;

         (d) to the extent required by the Companies Act and the relevant FRS provided or reserved for all actual liabilities and capital commitments of the Company outstanding at the Last Accounts Date including contingent liabilities and provision reasonably regarded as adequate for all bad and doubtful debts;

         (e) provide or reserve in accordance with the principles set out in the notes included in the Last Accounts for all Taxation to the extent required by the relevant FRSs liable to be assessed on the Company or for which it may be accountable in respect of the period ended on the Last Accounts Date.

2.3 All the accounts, books, ledgers and financial records, of the Company are in its possession, have been fully, properly and accurately kept and completed and disclose with reasonable accuracy the financial position of the company at that time.

3.       FINANCIAL

3 1 The Company did not have any capital coninutments outstanding at the Last Accounts Date and the Company has not, to any material extent since then, incurred or agreed to incur any capital expenditure or commitments or disposed of any capital assets.

3.2 Since the Last Accounts Date the Company has not paid or declared any dividend or made any other payment which is, or is treated as, a distribution for the purposes of ICTA Part VI Chapter II.

3.3 The Company has not, since the Last Accounts Date, repaid, or become liable to repay, any indebtedness in advance of its stated maturity.

3.4 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Last Accounts or incurred in the ordinary and proper course of trading. No liabilities have been discharged by the Company since the Last Accounts Date other than in the ordinary course of business.

3.5 No part of the amounts included in the Last Accounts as owing by any debtor remains unpaid or has been released on terms that any debtor pays less than the full book value of his debt.

3.6  There is not now  outstanding in respect of the Company any  guarantee,  or
     agreement  for  indemnity  or  for   suretyship,   given  by,  or  for  the
     accommodation of, the Company.

3.7 So far as the Shareholders are actually aware there has been no material adverse change in the financial position of the Company since the Last Accounts Date.

4.       TAXATION

4.1 Save as provided for in the Last Accounts there is no existing, material contingent or deferred liability for Taxation including (but without prejudice to the generality of the foregoing) liability for Taxation which would arise:

(a)  on the Company ceasing to trade or;

(b)  on its ceasing to use or occupy any asset for the purposes of its trade or;

(c) on its disposing of any asset at its book value as shown in the Last Accounts or;

(d) which might arise as a result of the execution or Completion of this Agreement or;

(e) which might arise if any other person fails to pay any tax charged, assessed or payable by such other person (including any liability for Taxation which might arise as a result of two or more such events);

     but excluding any liability for Taxation which arises solely as the result of the realisation by the Company of trading stock or work in progress in the ordinary course of its business and no material changes in the assets and liabilities as shown in the Last Accounts have occurred since the Last Accounts Date which might result in any such liability.

4.2 So far as the Shareholders are actually aware the Company has duly complied with all requirements imposed upon it by the Taxation Statutes -

4.3 The Company is not liable and has not since the Last Accounts Date been liable to pay any interest, penalty, fine or sum of a similar nature in respect of Taxation and there is in existence no Inland Revenue charge over or in respect of any of the Company's assets.

4.4 The Company is not in dispute with the Inland Revenue, H.M. Customs and Excise or any other fiscal authorities (whether of the UK or elsewhere) and is not aware of any circumstances which may give rise to such a dispute and in particular, (but without prejudice to the generality of the foregoing) the Company has not withm. the last six years been a party to, entered into, or been involved with any artificial scheme for the avoidance or deferral of Taxation.

4.5 The Company is duly registered and is a taxable person for the purposes of value added tax and is not a member of a group.

4.6 Since the Last Accounts Date no expenditure has been incurred or is or has become liable to be incurred after that date which will not be wholly deductible in computing the taxable profits of the Company except for expenditure on the acquisition of an asset to be held otherwise than as stock in trade.

5.       TRADING

5.1 Since the Last Accounts Date the business of the Company has been continued in the ordinary and normal course, and there has been no deterioration in its turnover, trading position, or its prospects.

5.2 The Company is not nor has it agreed to become, a member of a Partnership (as defined by the Partnership Act 1890).

5.3      The  Company  is  not  engaged  in  any   litigation   or   arbitration
         proceedings, as plaintiff or defendant or third party; there are no such proceedings pending or threatened, either by or against the Company and there are no circumstances of which the Shareholders are actually aware which are likely to give rise to any litigation or arbitration.

5.4 So far as the Shareholders are aware there is no dispute with any government or any agency or body acting on behalf of such government or any other authority in the United Kingdom or elsewhere, in relation to the affairs of the Company and so far as the Shareholders are actually aware there are no facts or circumstances which may give rise to any such dispute.

5.5 There are no claims pending or threatened, against the Company, by an employee, independent contractor or any other third party, in respect of any accident, disease, illness or injury, which are not fully covered by insurance.

5.6 So far as the Shareholders are aware the Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations, of the United Kingdom.

5.7 There are no outstanding authorities (express or implied) by which any person except a director may enter into any contract or commitment to do anything on behalf of the Company.

5.8 The Company has not received notice of any unresolved complaints from any customers with regard to the products or services provided by the Company, save as disclosed in the Disclosure Letter.

5.9 The Company is not a party to, nor have its profits during the three years prior to the date of this Agreement been affected by any contract which is not of an entirely arm's length nature.

6.       PROPERTY

         Save in respect of the leasehold premises at First Floor, Ebor Court, Westgate, Leeds, WestYorkshire, the Company does not occupy and has no obligations or liabilities in respect of any other property or premises.

7.       EMPLOYMENT

7.1 Save as set out in paragraph 1.2 above, there are no schemes (whether contractual or discretionary) 'in operation by or in relation to the Company under which any employee of the Company is entitled to any benefits.

7.2 The terms and conditions of employment of each of Garcia Hanson, Brian Edmondson and Marc Bray are fully contained within the Service Agreements

7.3 Save in respect of Garcia Hanson, Brian Edmondson and Marc Bray, all employees of the Company are employed on the standard terms and conditions of employment of the Company.

8.       ASSETS

8.1 The Company owned at the Last Accounts Date, and had good and marketable title to, and (except for current assets subsequently sold or realised in the ordinary course of business) still owns and has good and marketable title to, all the assets included in the Last Accounts and to all assets acquired since the Last Accounts Date and not subsequently sold or realised as mentioned.

8.2 The Company has not created or granted or agreed to create or grant any mortgage, charge, encumbrance or other security interest in respect of its undertaking or assets, and none of the undertaking or assets owned absolutely by the Company is subject to any option or right of pre-emption.

8.3 The plant, machinery, equipment, vehicles and other equipment used in connection with the business of the Company are the absolute property of the Company:

8.4 The schedule of the insurance polices held by the Company contained in the Disclosure Letter in true and accurate and all premiums payable under such policies have been paid in full.

8.5      No claim is outstanding, under any of such insurance policies

9.       GENERAL

The factual information set out in the schedules contained or referred to at documents 9 to 15 of Schedule I of the Disclosure Letter is true and accurate and not misleading to any material extent as at the date of this Agreement.

                                   SCHEDULE5
                           (Completion Board Minutes)

                                  WRDC Limited

MINUTES of a Meeting of the Directors of the Company held at _______________ on ________________________, 2000 commencing at __________ am/pm

Present: _______________________________________________________________________
________________________________________________________________________________


In attendance: _________________________________________________________________
________________________________________________________________________________

OPENING

Garcia Hanson took the Chair, noted that the meeting had been duly convened and that a quorum was present.

2.       DECLARATION OF DIRECTORS' INTERESTS

     Each Director declared whether or not he had an interest in the matters to be discussed for the purposes of Section 317 of the Companies Act 1985.

     There was then produced to the meeting a written resolution of the Company, duly executed by its existing shareholders, increasing the authorised share capital of the Company and adopting new articles of association for the Company. IT WAS RESOLVED that the written resolution be accepted and that the secretary of the Company be authorised to file a copy of the written resolution, the new articles of association of the Company and a duly completed form 123 at Companies House.

4. IT WAS NOTED that, pursuant to a shareholders agreement ("Agreement") entered into on - January 2000 between Messrs Hanson and Edmondson (1), the Company (2), Authoriszor Holdings Limited ("AHL") (3) and Authoriszor Inc.
     (4), Authoriszor Inc. had completed its fundraising as contemplated in that Agreement and that all parties had now agreed to proceed to complete the Agreement.

5.   ALLOTMENT OF SHARES

5.1 There was then produced to the meeting an allotment letter, issued by AHL, requesting that the Company issue to AHL, 840,000 "D" Ordinary Shares of (pound) O.01 each in the capital of the Company, at an aggregate subscription price of (pound) 378,000, together with a cheque for that amount. IT WAS RESOLVED that it was in the best interests of the Company to make the allotment of 840,000 "D" Ordinary Shares of E0.01 each to AHL, and that the secretary be authorised to write up the Company's statutory books accordingly, to issue an appropriate share certificate to AHL, and to file a duly completed form 88(2) at Companies House.

DOCUMENTS

6.1      There were then produced to the meeting:

(a) a loan agreement between the Company and AHL setting out the terms on which up to (pound) 122,000 could be drawn by the Company by way of loan from AHL;

(b) a deed of covenant setting out the terms upon which AHL could compel holders of options in "C" Ordinary Shares to sell their holdings to AHL,

(c) a loan agreement between the Company and Authoriszor Limited, varying the terms of an existing loan of (pound) 100,000; and

(d) new service agreements for Messrs Hanson, Edmondson and Bray relating to their terms of employment with the Company.

(together, "the Documents").

6.2 After careful consideration, IT WAS RESOLVED that it was in the best interests of the Company to make and enter into the Documents and that Garcia Hanson and/or Brian Edmondson and each other director of the Company be authorised to further negotiate, agree any amendments to and approve the Documents and any other document whatsoever that may fall to be approved for, or is necessary or incidental to the Documents and to execute the Documents and any other document whatsoever that may fall to be signed or executed pursuant to them, whether as a deed or otherwise.

7. IT WAS RESOLVED that Ian McNeill, having consented to act, be appointed as an additional director of the Company with immediate effect.

8.       CLOSING

There being no further business, the meeting closed at ____________ am/pm.



------------------------
Chairman

                                   SCHEDULE 6

                              Deed of Undertaking

THIS DEED OF UNDERTAKING is made on ________________ 99______________

BETWEEN:

(1)  ______________________  LIMITED  (Registered in England  No._______________
     whose registered office is at  ______________________  (the  "Subsidiary");
     and

(2)  [[A] and [B]] (the "Shareholders")

RECITAL

This Deed of Undertaking is executed pursuant to Clause [) ] of an agreement of today's date between [Newcol Limited (the "Company") (1) [A] (2) and [B] (3) (the "Agreement").

THIS DEED WITNESSES as follows:

The Subsidiary undertakes to each of the Shareholders that in any case where under the terms of the Agreement:

(a)  an  obligation  or   restriction   is  imposed  upon  a  "Group   Company",
     "Subsidiary" or "Member of the Group" (as therein defined); or

(b) an obligation is imposed upon the Company to procure that an obligation or restriction is observed or performed by a "Group Company", "member of the Group" or "Subsidiary" (as therein defined);

it will (so far as that obligation or restriction falls to be observed or performed by or in respect of it) observe or perform such obligation or restriction.

IN WITNESS whereof this Deed has been executed and delivered by each of the parties the day and year first above written.

                                   SCHEDULE 7

                                  Shareholders

Name                                      No. of Shares

(1) Garcia Hanson                         1.  125,000 "A" Ordinary Shares
         38 St James Road
         Ilkley
         West Yorkshire
         LS29 9PY

(2)      Brian Edmondson                  1.  1,125,000 "B" Ordinary Shares
         Rosedean
         86 Ecclesfield Road
         Chapeltown
         Sheffield
         South Yorkshire
         S35 ITE

                                   SCHEDULE 8

                             Form of Option Notice

From:Authoriszor Holdings Limited of Windsor House,  Cornwall Road, Harrogate HG
     I 2PW.

To:  Garcia Hanson of 38 St James Road, Ilkley, West Yorkshire LS29 9PY,

     Brian Edmondson of Rosedene, 84 Ecclesfield Road, Chapeltown, Sheffield, South Yorkshire S30 4TR.

Dear Sirs

OPTION NOTICE

                                                          ________________[Date]

We hereby give notice, pursuant to Clause 9 of the Shareholders Agreement between us and WRDC Limited dated [ ], of our exercise of our option over the following shares owned by the following individuals.

Number of Shares                          Registered Holder:

[               ]                         [                       ]


Duly authorised for and on behalf of Authoriszor Holdings Limited

                                   SCHEDULE 9

                               Vendor Protection

I Notwithstanding anything to the contrary contained in Clause 6 of this Agreement the Warranties shall be qualified by the provisions of this Schedule and in the event of inconsistency between the provisions of this Schedule and the Warranties and/or Clause 6, the provisions of this Schedule shall prevail.

2. The Shareholders shall not be liable in respect of any claim under the Warranties to the extent that the matter or matters giving rise to such claim are accurately disclosed in the Disclosure Letter and/or the Additional Disclosure Letter..

3. The liability of the Shareholders in respect of breach of the Warranties given by the shareholders under this Agreement shall be limited as follows:

The aggregate maximum liability of the Shareholders in respect of all and any claims under the Warranties shall in any event not exceed (pound)378,000

5. The Shareholders shall not be liable in respect any claim under the Warranties where the amount of such claim or a group of related claims does not exceed (pound)5,000

6. The Shareholders shall not be liable in respect of all and any claims made by Authoriszor under the Warranties unless and until the aggregate cumulative liability of the Shareholders in respect of all and any such claims (ignoring for those purpose all and any claims in respect of which the Shareholders do not have liability pursuant to tile provisions of paragraph 5 of this Schedule) exceeds (pound)30,000 in which event the Shareholders shall be liable for the full amount (and not merely the excess) of the relevant claims.

7. The Shareholders shall not be liable in respect of any claim under the Warranties unless it shall have been made in the case of the Warranties set out in paragraph 4 of Schedule 4 to this Agreement before the expiry of 6 years from the date hereof and in the case of all other Warranties before the expiry of 2 years from the date hereof.

8. The limitations on liability contained in this Schedule shall not apply to any matters directly arising from the fraud and dishonesty of the Shareholder involved in relation to that Shareholder.

                                  SCHEDULE 10

                             Changes to Warranties

1.   In the  circumstances  where  the  provisions  of this  Schedule  10 apply,
     Schedule 4 will be deemed to be amended as follows:

(a) The definition of "Last Accounts" shall mean the audited balance sheet of the Company at, and the audited profit and loss account of the Company for, the last financial period of the Company ended prior to the date on which the Option was exercised.

(b)  The Warranty at paragraph 9 of Schedule 4 shall be deleted.

2. The Warranties given to Authoriszor under the provisions of Clause 9.5(c) of the Agreement shall be given subject to matters disclosed in the Disclosure Letter or any Additional Disclosure Letter before completion of such Option described in Clause 9.5(c) by the Shareholders to Authoriszor. Without prejudice to the generality of the foregoing the Shareholders may in the Additional Disclosure Letter update or amend matters contained in the Disclosure Letter or previous Additional Disclosure Letter.

3. The provisions of Schedule 9 will be repeated in favour of the Shareholders and applied to the Warranties given to Authoriszor under the provisions of Clause 9.5(c) in addition to the application of Schedule 9 under the provisions of Clauses 6.1 and 6.2 but amended as follows:

(a) The liability of the Shareholders under the Warranties shall be limited to the actual amount paid for the Option shares at the relevant time and paragraph 4 of Schedule 9 shall be amended accordingly.

(b) The threshold for Warranty claims set out in paragraph 6 of Schedule 9, shall be amended to an amount equal to

(i)  (pound) 30,000 plus

(ii) (pound) 30,000 multiplied by the percentage increase (if any) in the net assets of the Company as stated in the Last Accounts as defined in Clause I of the Agreement) and the Last Accounts (as defined at paragraph I of this
     Schedule 10).

(c)  The time  periods  for making  Warranty  claims set out in  paragraph  4 of
     Schedule 9 shall be deemed to commence on the date of completion of the exercise of the Option under the provisions of Clause 9.5(c) and not the date hereof.

                                  SCHEDULE 11

                            Letter of Representation

Authoriszor Inc.
8201 Preston Road, Suite 600
Dallas, Texas 75225

Attention: Mr. Robert P. Jeffcock
           President

Gentlemen:

In connection with the issuance to the undersigned of shares (the "Shares"), of common stock, par value $.01 per share (the "Common StocW'), of Authoriszor Inc., a Delaware corporation (the "Company"), the undersigned warrants and represents that:

1 The undersigned is acquiring the Shares for investment solely for his own account and not for distribution, transfer or resale to others.

2. The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

3. The undersigned understands that the Shares to be acquired have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor pursuant to the provisions of the securities laws or other laws of any other applicable jurisdiction, in reliance upon exemptions for private offerings contained in the Securities Act and the regulations promulgated thereunder and in the applicable laws of such jurisdictions. The undersigned is fully aware that the Shares subscribed for by the undersigned are to be issued to the undersigned in reliance upon such exemptions based upon the representations set forth herein. The undersigned is also fully aware of the restrictions on sale, transferability and assignment of the Shares.

Because the Shares have not been registered under any securities laws, they will be "restricted securities" as defined in Securities and Exchange Commission Rule
144. Accordingly, the undersigned, as a stockholder, may not sell, transfer, or otherwise dispose of them without registration under the Securities Act and applicable securities laws or the applicability of an exemption from registration (in which case the undersigned may be required to provide the Company with a legal opinion, in form and substance satisfactory to the Company and its counsel, that registration is not required).

5. The Shares are not being acquired directly or indirectly as nominee, trustee, agent, or representative for any other person or persons.

6.   The  undersigned   acknowledges  and  consents  that  certificates  now  or
     hereafter issued for the Shares will bear a legend substantially as follows:

     "The shares of stock of Authoriszor Inc. (the "Company") represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and the holder hereof cannot make any sale, pledge, hypothecation, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act, and any applicable state securities laws, or under other such circumstances which in the opinion of counsel for the Company, at the time, does not require registration under the Act or any applicable state securities laws. The shares represented by this certificate are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other distribution thereof "

7. The undersigned warrants that the information set forth in this Investment Letter is true and correct, with the knowledge that the Company is relying on the accuracy of the information and truth of the representations contained herein in connection with the Company's compliance with applicable securities laws. The undersigned further agrees to indemnify and hold harmless the Company from any and all liabilities, losses, costs, and expenses arising out of or related to the resale or other distribution by the undersigned of all or any portion of the Shares in violation of the Securities Act or of any applicable state securities laws as well as any and all liabilities, losses, costs, and expenses to which the Company may be put or that the Company may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of its warranties, or its failure to fulfil any of the covenants or agreements set forth herein. The representations and warranties contained herein (i) are made from the date the Board of Directors approved the issuance of the Shares to the undersigned, and (ii) are binding upon the heirs, legal representatives, successors, and assigns of the undersigned.

     Executed as of this ________________ day of _______________, 2000.

     -------------------------------------------------------------------
     [Shareholder]

Address (for purpose of the Company's stock transfer records):

                       -------------------------------------------
                       -------------------------------------------
                       -------------------------------------------

EXECUTED (but not delivered  until           )
the date hereof) AS A DEED by )              )
AUTHORISZOR HOLDINGS LIMITED acting          )
by:

Director:

Director/Secretary

EXECUTED (but not delivered until            )
the date  hereof) AS A DEED by               )
WRDC LIMITED                                 )
acting by:

Director:

Director/Secretary

EXECUTED (but not delivered until            )
the date hereof) AS A DEED                   )
by GARCIA HANSON                             )

Witness signature:

Name:

Address:

Occupation:

EXECUTED (but not delivered until            )
the date hereof) AS A DEED by                )
BRIAN EDMONDSON                              )

Witness signature:

Name:

Address:

Occupation:

EXECUTED (but not delivered until the        )
date hereof) AS A DEED by                    )
AUTHORISZOR INC                              )
acting by:

Director:

Director/Secretary